Exhibit 2.1

WAIVER

This WAIVER, dated as of January 10, 2007 (this “Waiver”), is to the AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of December 19, 2006, by and among Hamlet Holdings LLC, a Delaware limited liability company (“Parent”), Hamlet Merger Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Harrah’s Entertainment, Inc., a Delaware corporation (the “Company”).  All terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

WHEREAS, Parent, Merger Sub and the Company have determined to waive the requirement set forth in Section 5.05(b) of the Agreement requiring the parties to make any required submissions under the HSR Act no later than 15 Business Days after the date of the Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1.             Waiver.  Each of Parent, Merger Sub and the Company hereby waive the requirement set forth in Section 5.05(b) of the Agreement that such Persons make any required submissions under the HSR Act no later than 15 Business Days after the date of the Agreement.  In lieu thereof, Parent, Merger Sub and the Company agree to make any required submissions under the HSR Act no later than February 28, 2007.

2.             Effect.  Except as set forth herein, the Agreement continues to be, and shall remain, in full force and effect in accordance with its terms with no other modification or waiver and is hereby ratified and confirmed.  The Miscellaneous provisions set forth in Article VIII of the Agreement are incorporated by reference as if set forth fully herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties has caused this Waiver to be executed on its behalf by its officers thereunto duly authorized, all at or on the day and year first above written.

HAMLET HOLDINGS LLC

By:	/s/ Eric L. Press
Name: Eric L. Press
Title: Co-President

HAMLET MERGER INC.

By:	/s/ Eric L. Press
Name: Eric L. Press
Title: Co-President

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ Gary W. Loveman
Name: Gary W. Loveman
Title: Chairman, Chief Executive Officer and President